UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 7, 2003

(Date of earliest event reported)

Thomas & Betts Corporation

(Exact name of registrant as specified in its charter)

Tennessee	1-4682
(State or Other Jurisdiction of Incorporation)	(Commission File Number)

22-1326940

(IRS Employer Identification No.)

8155 T&B Boulevard, Memphis, Tennessee	38125
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s Telephone Number, Including Area Code:

(901) 252-8000

ITEM 5. OTHER EVENTS
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
EXHIBIT INDEX
EX-4 Form of Amended and Restated Rights Agreement
EX-20 Press Release

ITEM 5.	OTHER EVENTS

      On May 7, 2003, Thomas & Betts Corporation (the “Registrant” and the “Corporation”) announced, by the press release attached as Exhibit 20 to this report, and incorporated herein by reference, that the Corporation’s Board of Directors adopted three amendments to the Corporation’s Shareholder’s Rights Plan (the “Rights Plan”) at a meeting held today. The amendments added a “chewable” redemption feature which will allow certain offers to be accepted by shareholders without interference by the Rights Plan; eliminated the “dead-hand” provision so that any subsequent board of directors may redeem the Rights Plan to permit an acquisition of shares; and limited the extension of the Rights Plan to three years following its scheduled expiration at the end of this year. The Board disclosed its intention to adopt these amendments earlier this year in a letter to Institutional Shareholder Services (ISS), the nation’s leading proxy voting advisory service, which was filed with the Securities and Exchange Commission.

      The summary of terms of the amended and restated Shareholder Rights Plan are as follows:

The Board of Directors has declared a dividend of one preferred stock purchase right for each outstanding share of the Corporation’s Common Stock, payable to holders of record as of the close of business on December 15, 1997 (each a “Right” and collectively, the “Rights”)

Prior to the Distribution Date, the Rights will be evidenced by the certificates for, and will be transferred with, the Common Stock, and the registered holders of the Common Stock will be deemed to be the registered holders of the Rights. “Distribution Date” means the earlier of the 10th day after public announcement that any person or group has become the beneficial owner of 15% or more of the Corporation’s Common Stock; and the 10th business day after the date of the commencement of a tender or exchange offer by any person which would, if consummated, result in such person becoming the beneficial owner of 15% or more of the Corporation’s Common Stock, in each case, subject to extension by the Board of Directors.

After the Distribution Date, the Rights Agent will mail separate certificates evidencing the Rights to each record holder of the Common Stock as of the close of business on the Distribution Date, and thereafter the Rights will be transferable separately from the Common Stock.

Prior to the Distribution Date, the Rights will not be exercisable.

After the Distribution Date, each Right will be exercisable to purchase, for $100 (the “Purchase Price”), one two-hundredth of a share of Series A Participating Cumulative Preferred Stock, no par value per share, of the Corporation.

If any person or group (an “Acquiring Person”) becomes the beneficial owner of 15% or more of the Corporation’s Common Stock, then each Right (other than Rights beneficially owned by the Acquiring Person and certain affiliated persons) will entitle the holder to purchase, for the Purchase Price, a number of shares of the Corporation’s Common Stock having a market value of twice the Purchase Price.

If, after any person has become an Acquiring Person, (1) the Corporation is involved in a merger or other business combination in which the Corporation is not the surviving corporation or its Common Stock is exchanged for other securities or assets or (2) the Corporation or one or more of its subsidiaries sell or otherwise transfer assets or earning power aggregating more than 50% of the assets or earning power of the Corporation and its subsidiaries, taken as a whole, then each Right will entitle the holder to purchase, for the Purchase Price, a number of shares of common stock of the other party to such business combination or sale (or in certain circumstances, an affiliate) having a market value of twice the Purchase Price.

At any time after any person has become an Acquiring Person (but before any person becomes the beneficial owner of 50% or more of the Corporation’s Common Stock), a majority of the Directors not affiliated with the Acquiring Person may exchange all or part of the Rights (other than the Rights beneficially owned by the Acquiring Person and certain affiliated persons) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right.

The Board of Directors may, at its option, at any time prior to the earlier of (i) the Stock Acquisition Date and (ii) the Final Expiration Date (as defined below), redeem all but not less than all the then outstanding Rights at a redemption price of $.005 per Right. The “Stock Acquisition Date” means the date of the first public announcement (including the filing of a report on Schedule 13D under the Exchange Act (or any comparable or successor report)) by the Corporation or an Acquiring Person indicating that an Acquiring Person has become such. Notwithstanding anything in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11(a)(ii) Event until such time as the Corporation’s right of redemption hereunder has expired.

In addition, in the event the Corporation, not earlier than ninety (90) days following the commencement of a “Qualifying Offer” (as defined below) which has not been withdrawn or allowed to expire, receives a written notice (the “Special Meeting Notice”) from the holder or holders of at least 10% of the shares of Common Stock then outstanding (other than shares of Common Stock then outstanding held by the Person or group making such Qualifying Offer or such Person’s or group’s Affiliates or Associates) directing the Board of Directors of the Corporation to submit to a vote of shareholders at a special meeting of the shareholders of the Corporation (a “Special Meeting”) a resolution authorizing the redemption of all, but not less than all, of the then outstanding Rights at the Redemption Price (the “Redemption Resolution”), then the Board of Directors of the Corporation shall take such actions as are necessary or desirable to cause the Redemption Resolution to be so submitted to a vote of shareholders, including by including a proposal relating to adoption of the Redemption Resolution in the proxy materials of the Board of Directors of the Corporation relating to the Special Meeting. Any Special Meeting Notice must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation and must set forth as to the shareholder or shareholders making the request and the beneficial owner or owners, if different, on whose behalf the request is made (i) the name and address of such shareholder or shareholders, as it appears on the Corporation’s books, and of such beneficial owner or owners, and (ii) the class and number of shares of Common Stock which are owned beneficially and of record by such shareholder or shareholders and such beneficial owner or owners.

Subject to the requirements of applicable law, the Board of Directors of the Corporation may take a position in favor of or opposed to the adoption of the Redemption Resolution, or no position with respect to the Redemption Resolution, as it deems appropriate. In the event that the Special Meeting is not held on or prior to the sixtieth (60th) day following receipt of the Special Meeting Notice (the “Outside Date”) or if, at the Special Meeting, the holders of sixty-six and two-thirds percent (66 2/3%) of the shares of Common Stock outstanding as of the record date for the Special Meeting selected by the Board of Directors of the Corporation (other than shares of Common Stock then outstanding held by the Person or group making such Qualifying Offer or such Person’s or group’s Affiliates or Associates) shall vote in favor of the Redemption Resolution and provided that no Person has become an Acquiring Person prior to the redemption date referred to below, then all of the Rights shall be deemed redeemed by such failure to hold the Special Meeting or such shareholder action, as the case may be, at the Redemption Price, effective as of the Close of Business on the tenth (10th) Business Day following the Outside Date (if the Special Meeting is not held on or prior to such date) or the date on which the results of the vote on the Redemption Resolution at the Special Meeting are certified as official, as the case may be.

“Qualifying Offer” means:

(a) an all-cash tender offer for all outstanding shares of Common Stock then outstanding, PROVIDED that the person or “group” (within the meaning of Rule 13d-5 promulgated under the Exchange Act) of persons making the tender offer must, prior to or upon commencing such offer, provide the Corporation with firm written commitments from responsible financial institutions, which have been accepted by such person or group, to provide (subject only to customary terms and conditions, which shall in no event include conditions requiring access by such financial institutions to non-public information to be provided by the Corporation, conditions based on the accuracy of any information concerning the Corporation other than such as would be the subject of representations and warranties in a public financing by the Corporation or conditions requiring the Corporation to make any representations, warranties or covenants in connection with such financing) funds for such offer which, when added to the amount of cash and cash equivalents which such person or group then has available and has irrevocably committed in writing to the Corporation to utilize for purposes of the offer if consummated, will be sufficient to pay for all shares of Common Stock then outstanding on a fully diluted basis and all related expenses; or

(b) an exchange offer for all outstanding shares of Common Stock then outstanding, PROVIDED that the consideration offered in such exchange offer is (x) freely tradeable common stock (of the class carrying the principal voting rights of the issuer) of the person or group making such offer that is approved for listing or quotation upon notice of issuance on the New York Stock Exchange or The Nasdaq Stock Market and the issuer of such common stock is eligible to register its securities for primary sales on Form S-3 under the Securities Act or (y) a combination of common stock meeting the requirements of clause (x) of this sentence and cash meeting the requirements of the proviso of clause (a) above.

Such offer must also meet all of the following additional conditions:

(i)	the offer must include a non-waivable condition that such person or group must own, after consummating such offer, at least two-thirds of the shares of Common Stock then outstanding;

(ii)	the offer must initially remain open for at least sixty (60) Business Days and must be extended for at least ten (10) Business Days after the Special Meeting;

(iii)	the offer must be extended for at least twenty (20) Business Days after the last increase in the price offered by such person or group and after any bona fide higher alternative offer is made;

(iv)	the offer shall be subject only to customary terms and conditions, which shall in no event include satisfaction of any conditions relating to (x) the business, financial condition, results of operations or prospects of the Corporation, other than such as are based on information publicly disclosed by the Corporation, or (y) approval of the offeror’s shareholders; and

(v)	prior to or upon commencing such offer, such person or group must irrevocably commit in writing to the Corporation and in the offer to purchase relating to the offer:

a.	to consummate promptly upon completion of the offer a transaction whereby all shares of Common Stock then outstanding and not tendered into the offer will be acquired at the same price per share and for the same consideration paid pursuant to the offer, and otherwise not to purchase any shares of Common Stock following completion of the offer,

b.	that such person or group will not materially amend such offer, except to increase the price offered, and

c.	that such person or group will not make any offer for any equity securities of the Corporation for six months after commencement of the original offer if the original offer does not result in the tender of the number of shares required to be purchased pursuant to subsection (i) above, unless another Qualifying Offer with a per share offer price at least ten percent (10%) higher than the last price offered by the person or group making the original offer is commenced by another person or persons not affiliated or associated with, acting in concert with, or instigated or financed by, the person or group making the original offer or with whom the person or group making the original offer has any agreement, arrangement or understanding relating to the Corporation or any assets or securities of it or any of its subsidiaries.

The Rights will expire on December 15, 2006 (the “Final Expiration Date”). Prior to the Distribution Date, the Corporation and the Rights Agent shall, if the Corporation so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing shares of Common Stock; PROVIDED that the Corporation shall not (i) extend the Final Expiration Date or (ii) supplement or amend Section 23(a)(ii) or the related definitions in a manner which would adversely affect the interests of the holder of the Rights (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person).

From and after the Distribution Date, the Corporation and the Rights Agent shall, if the Corporation so directs, supplement or amend this Agreement without the approval of any holders of Right Certificates in order (a) to cure any ambiguity, (b) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein or (c) to change or supplement the provisions hereof in any manner which the Corporation may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person).

Rights holders have no rights as a shareholder of the Corporation, including the right to vote and to receive dividends.

The Rights Agreement includes antidilution provisions designed to prevent efforts to diminish the efficacy of the Rights.

While the dividend of the Rights will not be taxable to shareholders or to the Corporation, shareholders or the Corporation may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable as set forth above.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

      (c) Exhibits

4	Form of Amended and Restated Rights Agreement dated as of May 7, 2003 between the Corporation, as issuer and EquiServe Trust Company, N.A., as Rights Agent, which includes as Exhibit B thereto the form of Right Certificate.
20	Press Release of the Registrant dated May 7, 2003.

SIGNATURE

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOMAS & BETTS CORPORATION
(Registrant)

By:	/s/ JOHN P. MURPHY

John P. Murphy
Senior Vice President and Chief
Financial Officer

Date: May 12, 2003

EXHIBIT INDEX

Exhibit	Description of Exhibits

4	Form of Amended and Restated Rights Agreement dated as of May 7, 2003 between the Corporation, as issuer and EquiServe Trust Company, N.A., as Rights Agent, which includes as Exhibit B thereto the form of Right Certificate.
20	Press Release dated May 7, 2003.